Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Form S-8 Registration Statement  pertaining to Best Buy Co., Inc.’s 2004 Omnibus Stock and Incentive Plan of our report dated March 29, 2004, with respect to the consolidated financial statements of Best Buy Co., Inc. included in its Annual Report (Form 10-K) for the year ended February 28, 2004 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
September 30, 2004